Exhibit 99.1

EASTERN INSURANCE HOLDINGS, INC.

AUDIT COMMITTEE CHARTER & POLICY

AUDIT COMMITTEE MISSION

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Committee’s primary duties and responsibilities are to:

—	Monitor the integrity of Eastern Insurance Holdings, Inc.’s (the “Company”) financial reporting process and systems of internal controls regarding finance, accounting, and regulatory compliance.

—	Monitor the independence and performance of the Company’s independent auditors and internal auditing function.

—	Provide an avenue of communication among the independent auditors, management and the Board.

To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership.

AUDIT COMMITTEE ORGANIZATION

Audit Committee members shall meet the independence requirements of the Nasdaq listing standards, and the Securities and Exchange Commission (the “SEC”). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement at the time of their appointment to the Committee. At least one member of the Committee shall be an audit committee financial expert. One of the members shall be designated Chairman.

The Committee shall meet quarterly, or more frequently, as circumstances dictate.

The Committee believes that the above mission statement sets forth its primary roles and responsibilities. In that context, the following is meant to serve as a guide in achieving that mission.

ROLES AND RESPONSIBILITIES

Committee Authority and Responsibilities

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Responsibilities Relating to Retention of Public Accounting Firms—The Committee shall be directly responsible for the appointment, compensation, oversight of the work, evaluation, and termination of any accounting firm employed by the Company (including resolving disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report and related work. The accounting firm shall report directly to the Committee.

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Preapproval of Services—All auditing services (which may entail providing comfort letters in connection with securities underwritings) and all non-audit services, provided to the Company by the Company’s auditors that are not prohibited by law shall be preapproved by the Committee pursuant to such processes as are determined to be advisable. Pre-approved services shall include blanket pre-approval of non-prohibited services for limited dollar amounts that the Committee, in its business judgment, does not believe possess the potential for abuse or conflict.

•	Exception—The preapproval requirement set forth above, shall not be applicable with respect to the provision of non-audit services, if:

(i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent (5%) of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided;

(ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

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Delegation—The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove an activity under this subsection shall be presented to the full Committee at its next scheduled meeting.

•	Complaints—The Committee shall establish procedures to facilitate:

(i) the receipt, retention, and treatment of complaints received by the Company from third parties regarding accounting, internal accounting controls, or auditing matters; and

(ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Related Party Transactions—The Committee, or a comparable body of the Board of Directors, must review and approve all related-party transactions.

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Funding—The Committee shall have the authority to engage and determine funding for independent legal counsel, accountants, and other advisors if the Committee deems it necessary to carry out its duties.

Review Procedures

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Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments. Discuss with the independent auditor its judgment about the quality, not just acceptability, of the Company’s accounting principles as applied in its financial reporting.

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In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps taken to monitor, control, and report such exposures.

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Review significant findings prepared by the independent auditors together with management’s responses. Gain an understanding of whether internal control recommendations made by independent auditors have been implemented by management.

Independent Auditors

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The independent auditors are ultimately accountable to the Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and solely determine the appointment of the independent auditors or approve the discharge of the independent auditors.

•	Review the independent auditors’ timetable, scope and approach of the quarterly reviews and annual examination of the financial statements.

•	Obtain from the independent auditors their annual letter to the Audit Committee in satisfaction of SAS 60 and 61 regarding Reportable Conditions and Report to the Audit Committee.

•	Review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

Internal Controls

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The Committee may contract for internal audit services as necessary to assess the adequacy and effectiveness of internal controls, the accuracy of management reporting and compliance with laws, regulations and internal policy.

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Provide an internal controls report to be included in each annual report commencing with the year ended December 31, 2006. The report shall state management’s responsibility for establishing and maintaining internal controls and financial reporting procedures and contain an assessment by management of the effectiveness of the internal control structure and procedures for financial reporting.

Compliance with Laws and Regulations

•	Periodically obtain updates from management regarding compliance with laws and regulations.

•	Review the finding of any examination by any regulatory agencies.

•	Be familiar with management’s response to regulatory examinations.

Other Committee Responsibilities

•	Review and update the Audit Charter annually and submit the charter to the Board for approval. Ensure that the charter is included in the Company’s annual report or Form 10-K once every three years.

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Prepare an annual Audit Committee Report for inclusion in the Company’s annual proxy statement that states a formal audit charter has been approved and that the Audit Committee has satisfied its responsibility during the year.

•	Perform other oversight functions as requested by the full Board.

•	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

Financial Statement and Disclosure Matters

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Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operation, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

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Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the disclosures made in management’s discussion and analysis of financial condition and results of operations prior to the filing of the Company’s Form 10-Q, including the results of the independent auditors’ reviews of the quarterly financial statements.

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Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (i) any significant changes in the Company’s selection or application of accounting principles, (ii) any major issues as to the adequacy of the Company’s internal controls, (iii) the development, selection and disclosure of critical accounting estimates, including without limitation, loss and loss adjustment expenses, (iv) analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements, (v) analyses and disclosure of financial trends, and (vi) presentation of the financial statements and notes thereto.

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Discuss with management and the independent auditor that all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses have been disclosed in the annual and quarterly financial reports.

•	Discuss with management and the independent auditor the effect of accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Discuss with management and the Company’s legal counsel the effect of regulatory initiatives on the Company’s financial statements.

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Discuss with management and the independent auditor that all pro forma financial information to be included in any SEC filing, public disclosure, or press release comply with the anti-fraud rules and is reconciled with the financial statements prepared in accordance with GAAP.

Oversight of the Company’s Relationship with the Independent Auditor

•	Review the experience and qualifications of the senior members of the independent auditor team.

•	Discuss with the independent auditor issues on which the independent auditor communicated with its national office regarding auditing or accounting issues concerning the Company.

•	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

Compliance Oversight

•	Obtain from the independent auditor such assurance as it deems adequate that such auditor has fulfilled its responsibilities under Section 10A of the Securities Exchange Act of 1934.

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Obtain reports from management and, as necessary, Company counsel, relating to the Company’s conformity with applicable legal and regulatory requirements. Review reports and disclosures of insider and affiliated party transactions.

•	Review with management and, as necessary, Company counsel, compliance with laws and regulations. Advise the Board with respect to the Company’s compliance with applicable laws and regulations.

•	Review pending material litigation with counsel.

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The Committee will address and take action, as it deems necessary or appropriate, with respect to any issues regarding the provisions of the Company’s Code of Ethics for Senior Financial Officers to the extent the issue relates to accounting and disclosure and regulations of the SEC, Nasdaq, or other regulatory authority.

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The Committee will address and take any action, as it deems necessary or appropriate, with respect to any issues relating to inquiries or investigations regarding the quality of financial reports filed by the Company with the SEC or otherwise distributed to the public.

Miscellaneous Powers and Responsibilities

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The Committee shall have the power to investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	The Committee shall approve, in advance, the provision by the auditor of all permissible non- audit services.

•	The Committee shall have the responsibility to submit the minutes of all meetings of the Committee to the Board.

•	The Committee shall require that a going concern qualification in an audit opinion be disclosed through the issuance of a press release.

•	The Committee shall have the responsibility of reviewing and assessing the adequacy of this charter at least annually.

•	The Committee shall have the responsibility to prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	The Committee shall have the power to access the Company’s counsel without the approval of management, as it determines necessary to carry out its duties.

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The Committee shall have the responsibility of discussing with management and the independent auditor any significant or material correspondence with regulators or governmental agencies, including all examination reports received from the various supervisory authorities, and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and review management’s replies to such correspondence, complaints, or reports.

•	The Committee shall have the responsibility to discuss legal matters with the Company’s counsel that may have a material impact on the financial statements or the Company’s compliance policies.

Meetings

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The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to Committee members when appropriate, including specifically the pre-approval of non-audit services and the review of earnings releases, and earnings guidance.

•	The Committee must regularly convene executive sessions.

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Minutes of each meeting will be compiled by the Company’s Corporate Secretary who shall act as Secretary to the Committee, or in the absence of the Corporate Secretary, by an Assistant Corporate Secretary of the Company or any other person designated by the Committee.